Exhibit 10.29

                           NONRECOURSE PROMISSORY NOTE

$600,000.00                                                   New York, New York

                                                       Dated as of July 20, 2001


      FOR VALUE RECEIVED, the undersigned, JOHN BARBOUR ("Borrower"), hereby unconditionally promises to pay to the order of TOYSRUS.COM, INC., a Delaware corporation (the "Company"), in lawful money of the United States of America and in immediately available funds, the principal sum of Six Hundred Thousand Dollars ($600,000.00) ("Principal") with interest thereon from the date hereof on the unpaid Principal as specified herein. Interest shall be due and payable, without notice, on the entire unpaid balance of Principal on each anniversary of the date hereof. The interest rate on this note shall be an annual rate of interest equal to 7%. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed. Interest not paid when due shall earn interest at the rate specified above. The entire unpaid balance of Principal and interest hereunder shall be immediately due and payable, without notice, on the earlier to occur of (i) the date occurring six (6) years after the date of this Promissory Note, (ii) the date of termination of employment of Borrower with the Company for any reason whatsoever, or (iii) the occurrence of an Event of Default (as hereafter defined).

      If (a) Borrower fails to make any payment of Principal or interest on this Promissory Note when due (provided Borrower is provided with notice of any such failure and provided with ten days to cure same), (b) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any federal or state bankruptcy law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Borrower, (ii) appoint a custodian, receiver, trustee, liquidator or similar official for the Borrower or for substantially all of his property or assets, or
(iii) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days, (c) Borrower attempts to sell, transfer, assign or encumber the Pledged Shares (as hereafter defined) (d) Borrower files a voluntary petition seeking relief under any federal or state bankruptcy law, (e) Borrower breaches any provision of the Pledge Agreement (as hereafter defined) or of the employment agreement between Borrower and the Company dated as of July 17, 1999 or (f) Borrower expressly repudiates his obligations hereunder, then all unpaid Principal and all accrued and unpaid interest on this Promissory Note shall become and be immediately due and payable. The occurrence of any event described in clauses (a) through (f) above shall be referred to as an "Event of Default".

      The Borrower shall have the right to prepay all or any part of the unpaid Principal amount of this Promissory Note with interest thereon, without premium, at any time prior to the maturity hereof.

      This Promissory Note is a nonrecourse note and is secured solely by a pledge of shares of Common Stock of the Company (the "Pledged Shares") pursuant to a Pledge Agreement ("Pledge Agreement") of even date herewith, the provisions of which are incorporated herein by reference and form a part hereof. Borrower shall be liable upon the indebtedness evidenced by this Promissory Note, for all sums to accrue or to become payable thereon and for performance of any covenants contained in this Promissory Note or in any of the related documents to the extent, but only to the extent, of the Company's security for the same, which consists of all


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

properties, rights, estates and interests covered by the Pledge Agreement. No attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the properties, rights, estates and interests described in the Pledge Agreement. In the event of foreclosure of such title, liens or security interests, no judgment of any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by the Company against Borrower.

      If one or more of the provisions hereof shall be declared or held to be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction. All references in this Promissory Note to Borrower and the Company shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of the successors and assigns of Borrower and Company.

      Any notice relating to this Promissory Note shall be in writing and shall be deemed to be effective if given and received in the manner expressly provided in the Pledge Agreement.

      In case this Promissory Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Borrower shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced note, or in lieu of and in substitution for the destroyed, lost or stolen note. In the case of a mutilated or defaced note, the Company shall surrender such Promissory Note to the Borrower. In the case of any destroyed, lost or stolen note, the Company shall furnish to the Borrower evidence to its satisfaction of the destruction, loss or theft of such note.


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

      Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor or nonpayment of this Promissory Note.

      This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws provisions.

      Each of Borrower and Company irrevocably consents and submits to the non-exclusive jurisdiction of the Courts of the State of New York and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Promissory Note or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrower and Company or the conduct of such persons in connection with this Promissory Note or otherwise shall be heard only in the courts described above. Each of Borrower and each Company confirms that the foregoing waivers are informed and freely made.

      IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.


                                                   /s/ John Barbour
                                              ---------------------------
                                                     John Barbour


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